Exhibit 99.1

Intellinetics Names Michael N. Taglich to Board of Directors

Experienced Investor and Director Adds Financial and Corporate Governance Expertise to Board

COLUMBUS, OH – November 2, 2023 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, today announced that the Board of Directors has named Michael N. Taglich, an Intellinetics shareholder, to the Intellinetics Board as a Director. Mr. Taglich is an accomplished investor with more than two decades of experience serving on the Boards of small-cap companies, both public and private. He is the President of Taglich Brothers, Inc., a NY based broker dealer.

James F. DeSocio, President and CEO of Intellinetics, commented, “I have worked closely with Mike for over seven years, including with him serving on other boards. He is a strategic thinker with a deep network spanning private and public companies across the small-cap and mid-cap world, and I am confident he can add significant value to Intellinetics as the company continues to rapidly grow.”

Mr. Taglich added, “As a shareholder, I have been impressed and pleased with the growth and value creation by the Intellinetics team, as they have successfully identified, acquired and integrated businesses to transition to a SaaS revenue model. Intellinetics is now delivering sustainable, profitable growth, creating additional inorganic growth opportunities. As a large and long term shareholder, I think it is an appropriate time for me to join the Intellinetics Board. I look forward to the company’s further growth.”

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future expansion, and future addressable market share; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com